Exhibit 8.1

                              LIST OF SUBSIDIARIES


We have the following subsidiaries:

                                 Jurisdiction of            Ownership
Subsidiary Name                  Incorporation              Percentage
---------------                  -------------              ----------
MTS IntegraTRAK Inc.             Delaware                   100%
MER Fifth Avenue Realty Inc.
(a subsidiary of MTS
IntegraTRAK Inc.)                New York                   100%
MTS Asia Ltd.                    Hong Kong                  100%
Telegent Ltd.                    Israel                     100%
Jaraga B.V.                      The Netherlands            100%
Verdura B.V. (a subsidiary of
Jaraga B.V.)                     The Netherlands            100%
Voltera Technologies V.O.F.
(a partnership held 99%
by Jaraga B.V. and 1% by
Verdura B.V.)                    The Netherlands            100%
TABS Brazil Ltd, (a
subsidiary of Bohera B.V.)       Brazil                     100%

We have the following Affiliate:

Jusan S.A. (a subsidiary of
Jaraga B.V.)                     Spain                      50%